Exhibit 10.5

AMENDED AND RESTATED CAESARS INTERACTIVE ENTERTAINMENT, INC. MANAGEMENT INVESTOR RIGHTS AGREEMENT dated as of November 22, 2010 (this “Agreement”), among Caesars Interactive Entertainment, Inc. (formerly known as Harrah’s Interactive Entertainment, Inc.), a Delaware corporation (the “Company”), HIE Holdings, Inc., a Delaware corporation (“Parent”), Caesars Entertainment Corporation (formerly known as Harrah’s Entertainment, Inc.), a Delaware corporation (“Caesars”) and the other STOCKHOLDERS that are parties hereto.

WHEREAS, the parties hereto are party to that certain Management Investor Rights Agreement, dated as of May 1, 2009, among the Company, Parent, Caesars and the Stockholders thereto (the “Existing Agreement”);

WHEREAS, immediately prior to the execution of this Agreement, Caesars effected a reclassification of its capital stock by cancelling its existing voting common stock, par value $0.01 per share, and converting its existing non-voting common stock, par value $0.01 per share, into a new class of voting common stock, par value $0.01 per share (collectively, the “Reclassification”); and

WHEREAS, the Stockholders desire to amend and restate the Existing Agreement to, among other things, reflect the Reclassification as it relates to the terms and conditions of the Existing Agreement and provide for the continuity and stability of the business and policies of the Company, and, to that end, the Company and the Stockholders hereby set forth herein their agreement with respect to the Company Shares and Options now owned or hereafter owned by them.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Actual Ownership Percentage” of a Preemptive Optionee on the date of a Preemptive Notice shall mean a fraction expressed as a percentage (a) the numerator of which is the number of Company Shares plus Company Shares underlying Options or other securities convertible or exchangeable into Company Shares held by such Stockholder as of such time and (b) the denominator of which is all outstanding Company Shares plus all Company Shares underlying outstanding Options or other securities convertible or exchangeable into Company Shares on such date.

“Affiliate” means:

(a) in the case of any Person that is not an individual, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For the avoidance of doubt, the term “Affiliate,” as applied to the Sponsors, shall not include at any time any portfolio companies of the Sponsors and their respective investment fund affiliates.

(b) in the case of a Person that is an individual: (i) any “family member” (as defined in Form S-8 under the Securities Act) of the Person; the parents, siblings, spouse, or children (including those by adoption) of such family member, and in any such case any trust whose primary beneficiary is such individual Stockholder or one or more members of such immediate family and/or such Stockholder’s lineal descendants; (ii) the legal representative or guardian of such individual Stockholder or of any such immediate family member in the event such individual Stockholder or any such immediate family member becomes mentally incompetent; and (iii) any Person controlling, controlled by or under common control with a Stockholder.

As used in this definition, the terra “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” has the meaning ascribed to such term in the introductory paragraph hereof.

“Applicable Preemptive Shares” has the meaning ascribed to such term in Section 3.5(a).

“Apollo” means Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC and any Affiliate thereof investing directly or indirectly in Parent.

“Asset Sale” means any sale of assets of the Company, Parent or Caesars, as applicable, including the sale of all or substantially all of the assets of the Company and its subsidiaries, Parent and its subsidiaries or Caesars and its subsidiaries, as applicable, on a consolidated basis.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive.

“business day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law to be closed.

“Buy-Out Note” shall mean an unsecured promissory note of the Company, Parent, Caesars or a direct or indirect subsidiary or Affiliate of any thereof, which shall have a stated maturity of (a) two (2) years or (b) if at the end of such period there exists, or payment of such note would result in the violation of the terms or provisions of, or result in a default or event of default under, any guarantee, financing or security agreement or document entered into by the Company, Parent, Caesars or any of its or their Affiliates and in effect on such date, the first date on which such event of default ceases to exist or would cease to be a result. The Buy-Out Note shall accrue interest at the prime rate of JPMorgan Chase & Co. in effect on the date of the Buy-Out Note, which interest shall be calculated on the basis of a 365 day year and the actual number of days elapsed during the period from the date on which the Purchase Price would have been paid but for the delay in payment to the date on which such payment is actually made. The Buy-Out Note shall be pre-payable at the option of the Company, Parent or any such subsidiary at any time, in whole or in part, at its principal amount plus any accrued and unpaid interest.

“Caesars” has the meaning ascribed to such term in the Caption.

“Caesars Drag Along Option” has the meaning ascribed to such term in Section 2(d)(i).

“Caesars Drag Along Shares” has the meaning ascribed to such term in Section 2(d)(ii).

“Caesars Maximum Number” has the meaning ascribed to such term in Section 2(c)(iii).

“Caesars MIRA” means, when and if applicable, that certain Amended and Restated Management Investor Rights Agreement, dated as of November 22, 2010, among Caesars, Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Hamlet Holdings LLC, and certain other stockholders party thereto, or any other similar agreement among Parent and such parties from time to time.

“Caesars Sale Notice” has the meaning ascribed to such term in Section 2(c)(i).

“Caesars Shares” means the voting common stock, par value $0.01 per share, of Caesars.

“Caesars Stockholder” means a holder of equity securities of Caesars.

“Caesars Stockholders’ Agreement” means, when and if applicable, that certain Stockholders’ Agreement (as amended from time to time), dated as of January 28, 2008, among Caesars, Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Hamlet Holdings LLC, Co-Invest Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC and each other stockholder party thereto, or any other similar agreement among Parent and the Parent Stockholders from time to time.

“Caesars Tag-Along Notice” has the meaning ascribed to such term in Section 2(c)(ii).

“Caesars Tag-Along Stockholder” has the meaning ascribed to such term in Section 2(c)(ii).

“Caesars Tag-Along Transaction” has the meaning ascribed to such term in Section 2(c)(1).

“Call Notice” has the meaning ascribed to such term in Section 5(e).

“Cause” has the meaning ascribed to such term in the relevant Management Stockholder’s employment agreement in effect with the Company or its Affiliates, but if the relevant Management Stockholder does not have an employment agreement in effect with the Company or its Affiliates that contains a definition of cause, it shall mean:

(a) The willful failure of such Management Stockholder to substantially perform such Management Stockholder’s duties with the Company or to follow a lawful, reasonable directive from the Board or the President or chief executive officer of the Company (“CEO”) or such other executive officer to whom such Management Stockholder reports (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to such Management Stockholder by the Board (or the CEO or President, as applicable) which specifically identifies the manner in which the Board (or the CEO or President, as applicable) believes that such Management Stockholder has willfully not substantially performed such Management Stockholder’s duties or has willfully failed to follow a lawful, reasonable directive and such Management Stockholder is given a reasonable opportunity (not to exceed thirty (30) days) to cure any such failure to substantially perform, if curable;

(b) (i) Any willful act of fraud, or embezzlement or theft, by such Management Stockholder, in each case, in connection with such Management Stockholder’s duties with the Company or its Affiliates or in the course of such Management Stockholder’s employment with the Company and its Affiliates or (ii) such Management Stockholder’s admission in any court, or conviction of, or plea of nolo contendere to, a felony;

(c) Such Management Stockholder being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in any jurisdiction in which the Company or its Affiliates conducts gaming operations; or

(d) Such Management Stockholder’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, provided that such violation or noncompliance resulted in material economic harm to the Company or its Affiliates, or a final judicial order or determination prohibiting such Management Stockholder from service as an officer pursuant to the Exchange Act or the rules of the New York Stock Exchange or other national securities exchange.

No act or failure to act on the part of such Management Stockholder shall be considered “willful” unless it is done, or omitted to be done, by such Management Stockholder in bad faith and without reasonable belief that such Management Stockholder’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by such Management Stockholder in good faith and in the best interests of the Company.

“Closing Date” shall mean May 1, 2009.

“Company” has the meaning ascribed to such term in the introductory paragraph hereof.

“Company Drag Along Option” has the meaning ascribed to such term in Section 2(b)(i).

“Company Drag Along Shares” has the meaning ascribed to such term in Section 2(b)(ii).

“Company Maximum Number” has the meaning ascribed to such term in Section 2(a)(iii).

“Company Sale Notice” has the meaning ascribed to such term in Section 2(a)(i).

“Company Shares” means shares of common stock, $0,001 par value, of the Company.

“Company Tag-Along Notice” has the meaning ascribed to such term in Section 2(a)(ii).

“Company Tag-Along Stockholder” has the meaning ascribed to such term in Section 2(a)(ii).

“Company Tag-Along Transaction” has the meaning ascribed to such term in Section 2(a)(i).

“Competitor” means any Person, other than the Company, Parent or its or their Affiliates and their subsidiaries, that engages, directly or indirectly, in the online gaming (including play for fun gaming) business or any related licensing, sponsorship and/or poker gaming or similar tournament business anywhere in the world.

“Deemed Held Shares” means Company Shares or Caesars Shares, as applicable, which a stockholder may obtain by exercising any Options or options held by such stockholder that are vested and exercisable as of the relevant measurement date or which would vest and become exercisable in connection with the applicable transaction.

“Delay Period” has the meaning ascribed to such term in Section 3.5(d).

“Delayed Notice” has the meaning ascribed to such term in Section 3.5(d).

“Drag Along Option” means the Company Drag Along Option, Caesars Drag Along Option or Parent Drag Along Option.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excluded Offering” has the meaning ascribed to such term in Section 3.5(e).

“Fair Market Value” means as of any date (a) prior to the existence of a public market for the Company Shares, the value per Company Share determined pursuant to a valuation made in good faith by the Board; or (b) on which a public market for the Company Shares exists, (i) the closing price on such day of a Company Share as reported on the principal securities exchange on which Company Shares are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) selected by the Board. The Fair Market Value of a Company Share as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Company Shares regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Company Shares are traded, a bid and ask price is reported or a trading price is reported by any member of FINRA selected by the Board. In the event that the price of a Company Share shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith to reflect the fair market value of a Company Share and shall be determined in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Good Reason” has the meaning ascribed to such term in the relevant Management Stockholder’s employment agreement in effect with the Company or its Affiliates, but if the relevant Management Stockholder does not have an employment agreement in effect with the Company or its Affiliates that contains a definition of good reason, it shall mean the occurrence, described in a written notice of termination of employment to the Company from such Management Stockholder, of any of the following circumstances without such Management Stockholder’s express written consent, unless such circumstances are fully corrected within (30) days of the written notice:

(a) A reduction by the Company in such Management Stockholder’s annual base salary, other than a reduction in base salary that applies to a similarly situated class of employees of the Company or its Affiliates;

(b) The Company’s requiring such Management Stockholder to be based anywhere more than fifty (50) miles from such Management Stockholder’s primary business location on the date of this Agreement (except for required travel on the Company’s business to an extent substantially consistent with such Management Stockholder’s present business travel obligations); or

(c) The failure by the Company to pay to such Management Stockholder any material portion of such Management Stockholder’s then-current base salary within thirty (30) days of the date such base salary is due, except pursuant to a compensation deferral election by such Management Stockholder.

“Group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act.

“Initial Parent Company Shares” means the Company Shares issued to Parent on or before the Closing Date, adjusted to reflect any stock, securities or other property or interests received by Parent in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance.

“Initial Sponsor Caesars Shares” means the Caesars Shares (or the predecessors thereof prior to the Reclassification) issued to the Sponsors on or before the Closing Date, adjusted to reflect any stock, securities or other property or interests received by the Sponsors in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock or other transaction or event that affects Caesar’s capital stock occurring after the date of issuance, including the Reclassification.

“Invested Shares” means Company Shares acquired for cash by any Management Stockholder from the Company, other than Option Shares.

“Management Equity Incentive Plan” means the Management Equity Incentive Plan, as adopted by the Company, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Management Representative” has the meaning ascribed to such term in Section 7(e).

“Management Stockholder” means a Stockholder other than Parent who is employed by, or serves as a consultant, service provider or director to, the Company or any of its subsidiaries at the time such Person acquired Company Shares or Options, and such Stockholder’s permitted Transferees.

“Non-Compete Period” means (a) with respect to a Management Stockholder that has an effective employment agreement (containing non-compete provisions) with the Company or its Affiliates, the period of such Management Stockholder’s active employment with the Company and, following the termination of such active employment for any reason, the period during which such Management Stockholder would not be permitted to compete with the Company as set forth in such employment agreement if such Management Stockholder’s employment were terminated by the Management Stockholder for Good Reason, and (b) with respect to a Management Stockholder without an effective employment agreement (containing non-compete provisions) with the Company or its Affiliates, the six month period following his or her termination of employment with the Company and its Affiliates.

“Option” means an option issued to a Management Stockholder pursuant to the Management Equity Incentive Plan, as it is amended, supplemented, restated or otherwise modified from time to time, or any other option to purchase Company Shares issued by the Company to a Management Stockholder.

“Option Shares” means any Company Shares acquired pursuant to the exercise of an Option, including any Company Shares actually acquired pursuant to the exercise of any Option that was unexercised as of the date of the applicable Repurchase Event (for the avoidance of doubt, in no event shall an unexercised Option constitute an Option Share).

“Original Cost” means the exercise price paid to exercise an Option.

“Parent” has the meaning ascribed to such term in the introductory paragraph hereof.

“Parent Drag Along Option” has the meaning ascribed to such term in Section-2(f)(i).

“Parent Drag Along Shares” has the meaning ascribed to such term in Section-2(f)(ii).

“Parent Maximum Number” has the meaning ascribed to such term in Section-2(e)(iii).

“Parent Sale Notice” has the meaning ascribed to such term in Section-2(e)(i).

“Parent Shares” means the common stock, par value $0,001 per share, of Parent.

“Parent Stockholder” means a holder of Parent Shares.

“Parent Tag-Along Notice” has the meaning ascribed to such term in Section-2(c)(ii).

“Parent Tag-Along Stockholder” has the meaning ascribed to such term in Section-2(e)(ii).

“Parent Tag-Along Transaction” has the meaning ascribed to such term in Section-2(e)(i).

“Person” shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Notice” has the meaning ascribed to such term in Section 4(a).

“Piggyback Registration Right” has the meaning ascribed to such term in Section 4(a).

“Preemptive Shares” has the meaning ascribed to such term in Section-3.5(a).

“Preemptive Notice” has the meaning ascribed to such term in Section-3.5(a).

“Preemptive Optionees” has the meaning ascribed to such term in Section-3.5(a).

“Pro Rata Portion” means:

(a) for purposes of Section 2(a), a number of Company Shares determined by multiplying (i) the aggregate number of Company Shares held by any Management Stockholder (including Deemed Held Shares), by (ii) a fraction, the numerator of which is the number of Company Shares that the Selling Stockholder proposes to sell in the applicable Company Tag-Along Transaction and the denominator of which is the aggregate number of Company Shares held by all Stockholders (including Deemed Held Shares).

(b) for purposes of Section 2(b), a number of Company Shares determined by multiplying (i) the aggregate number of Company Shares held by any Management Stockholder, by (ii) a fraction, the numerator of which is the number of Company Shares that the Selling Stockholder proposes to sell in such Company Drag Along Option and the denominator of which is the aggregate number of Company Shares held by the Selling Stockholder.

(c) for purposes of Section 2(c) (with respect to each class (if more than one) of Caesars Shares to be Transferred pursuant to a Caesars Tag-Along Transaction), a number of such class of Caesars Shares (based upon an exchange of Company Shares for Caesars Shares as provided in Section 2(i)) determined by multiplying (i) the aggregate number of such class of Caesars Shares held by any

Management Stockholder (including Deemed Held Shares) (based upon a constructive exchange of all Company Shares held by such Management Stockholder for Caesars Shares as provided in Section 2(i)), by (ii) a fraction, the numerator of which is the number of Caesars Shares that the Selling Sponsor proposes to sell in the applicable Caesars Tag-Along Transaction and the denominator of which is the aggregate number of such class of Caesars Shares (giving constructive effect to an exchange of all outstanding Company Shares for Caesars Shares as provided in Section 2(i)) held by all Caesars Stockholders (including Deemed Held Shares).

(d) for purposes of Section 2(d), a number of Caesars Shares (based upon an exchange of Company Shares for Caesars Shares as provided in Section 2(i)) determined by multiplying (i) the aggregate number of Caesars Shares held by any Management Stockholder (giving constructive effect to an exchange of all Company Shares held by such Management Stockholder for Caesars Shares as provided in Section 2(i)), by (ii) a fraction, the numerator of which is the number of Caesars Shares that the Selling Sponsors propose to sell in such Caesars Drag Along Option and the denominator of which is the aggregate number of Caesars Shares held by the Selling Sponsors.

(e) for purposes of Section 2(e), a number of Parent Shares (based upon an exchange of Company Shares for Parent Shares as provided in Section 2(i)) determined by multiplying (i) the aggregate number of Parent Shares held by any Management Stockholder (including Deemed Held Shares) (based upon a constructive exchange of all Company Shares held by such Management Stockholder for Parent Shares as provided in Section 2(i)), by (ii) a fraction, the numerator of which is the number of Parent Shares that Caesars proposes to sell in the applicable Parent Tag-Along Transaction and the denominator of which is the aggregate number of Parent Shares (giving constructive effect to an exchange of all outstanding Company Shares for Parent Shares as provided in Section 2(i)) held by all Parent Stockholders (including Deemed Held Shares).

(f) for purposes of Section 2(f), a number of Parent Shares (based upon an exchange of Company Shares for Parent Shares as provided in Section 2(i)) determined by multiplying (i) the aggregate number of Parent Shares held by any Management Stockholder (giving constructive effect to an exchange of all Company Shares held by such Management Stockholder for Parent Shares as provided in Section 2(i)), by (ii) a fraction, the numerator of which is the number of Parent Shares that Caesars proposes to sell in such Parent Drag Along Option and the denominator of which is the aggregate number of Parent Shares held by Caesars.

“Proportionate Percentage” means with respect to any Stockholder at the time of any Company Tag-Along Transaction and with respect to the Company Shares to be Transferred pursuant to a Company Tag-Along Transaction, a fraction (expressed as a percentage) the numerator of which is the total number of Company Shares held by such Stockholder as of such time (including Deemed Held Shares) and the denominator of which is the total number of Company Shares outstanding at the time of determination (including Deemed Held Shares).

“Public Sale” means any sale, occurring simultaneously with or after an initial public offering, of Company Shares to the public pursuant to an offering registered under the Securities Act, to the public pursuant to Rule 144(k) promulgated thereunder or to the public in the manner described by the provisions of Rule 144(f) promulgated thereunder, other than an offering relating to employee incentive plans.

“Purchase Price” means:

(a) with respect to Option Shares only,

(x) the lower of Original Cost and Fair Market Value in any of the following cases: (i) a Management Stockholder is terminated by the Company for Cause; (ii) a Management Stockholder with an effective employment agreement (containing non-compete provisions) with the Company or its Affiliates violates the non-compete provisions of such employment agreement during the Non-Compete Period; or (iii) a Management Stockholder who is not subject to non-compete provisions with respect to the Company under an effective employment agreement with the Company or its Affiliates voluntarily resigns and joins a Competitor within the Non-Compete Period; or

(y) in the case of any repurchase pursuant to Section 5(b)(ii), an amount per Option Share equal to (I) the product of (i) fourteen (14) and (ii) the Original Cost applicable to such Option Share less (II) the aggregate amount of dividends or distributions (including the fair market value of any non-cash dividends or distributions, if any) received with respect to such Option Share prior to the effectiveness of such repurchase, if any;

(b) with respect to Invested Shares repurchased pursuant to Section 5(a) only, the lower of (x) the acquisition price originally paid by the Management Stockholder for such Invested Shares and (y) Fair Market Value; and

(c) in all other cases, the Fair Market Value.

“Put Notice” has the meaning ascribed to such term in Section 5(e).

“Qualified Public Offering” means an underwritten public offering of Company Shares by the Company, Parent Shares by Parent or Caesars Shares by Caesars, as applicable, or of Company Shares, Parent Shares or Caesars Shares by any selling securityholders, in each case pursuant to an effective registration statement filed by the Company, Parent or Caesars, as applicable, with the U.S. Securities and Exchange Commission (other than (a) a registration relating solely to an employee benefit plan or employee stock plan, a dividend reinvestment plan, or a merger or a consolidation, including a registration statement relating to the Management Equity Incentive Plan or, for the avoidance of doubt, the Caesars Entertainment Corporation Management Equity Incentive Plan, as applicable, (b) a registration incidental to an issuance of securities under Rule 144A of the Securities Act, (c) a registration on Form S-4 under the Securities Act or any successor form under the Securities Act, or (d) a registration on Form S-8 under the Securities Act or any successor form under the Securities Act), pursuant to which the aggregate amount of Company Shares, Parent Shares or Caesars Shares, as applicable, for which a registration filing is made (together with the aggregate amount of Company Shares, Parent Shares or Caesars Shares, as applicable, registered from any prior such offerings) is at least 10% of the total then-outstanding equity interests in the Company, Parent or Caesars, as applicable. For purposes of clarification, the parties acknowledge and agree that the fact that Caesars has a class of equity securities registered under the Exchange Act from and after the Closing Date does not constitute a Qualified Public Offering.

“Reclassification” has the meaning ascribed to it in the Recitals.

“Registrable Securities” has the meaning ascribed to such term in Section-4(i).

“Registration Statement” means any registration statement of the Company, Parent or Caesars, as applicable, filed with, or to be filed with, the U.S. Securities and Exchange Commission under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Regulatory Laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other applicable antitrust, competition, fair trade or any federal, state, local or foreign law, statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization (including any condition or limitation placed thereon) governing or relating to the current or contemplated online gaming (including play for fun gaming), activities and operations of the Company (including all laws relating to related activities such as licensing, sponsorship and/or poker gaming or similar tournament business) or regulations.

“Repurchase Date” has the meaning ascribed to such term in Section 5(a) or Section 5(b), as applicable.

“Repurchase Event” means, with respect to a Management Stockholder, such Management Stockholder’s termination or cessation of employment with the Company and its subsidiaries for any reason, including death or disability of such Management Stockholder.

“Required Voting Percentage” means a majority of the Company Shares outstanding owned by the Management Stockholders as of the date the vote is taken.

“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Selling Sponsors” has the meaning ascribed to such term in Section-2(c)(i).

“Selling Stockholder” has the meaning ascribed to such term in Section-2(a)(i).

“Sponsors” means each of TPG and Apollo.

“Stockholders” means the holders of securities of the Company who are parties hereto, including Parent and the Management Stockholders.

“Tag-Along Transaction” means a Company Tag-Along Transaction, Caesars Tag-Along Transaction or Parent Tag Along Transaction.

“Termination Event” means, in relation to any Management Stockholder, the termination of such Management Stockholder’s employment by the Company without Cause or the termination of such Management Stockholder’s employment by such Management Stockholder for Good Reason.

“Termination Put Request” has the meaning ascribed to such term in Section 5(c).

“TPG” means TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC and any Affiliate thereof investing directly or indirectly in Parent.

“Transfer” means any direct or indirect transfer, sale, conveyance, exchange, assignment, gift, pledge, hypothecation or other encumbrance or disposition of Company Shares (or any interest therein or right thereto), or any other transfer of beneficial ownership of Company Shares whether voluntary, involuntary or by operation of law, including, (a) as a part of any liquidation of a Management Stockholder’s assets or (b) as a part of any reorganization of a Management Stockholder pursuant to the United States, state, foreign or other bankruptcy law or other similar debtor relief laws. “Transferred”, “Transferee” and “Transferability” shall each have a correlative meaning.

“Underwritten Offering” has the meaning ascribed to such term in Section-4(i).

Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms:

(a) The words “hereof, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Exhibit, Schedule and Annex references are to this Agreement unless otherwise specified.

(b) The term “including” is not limiting and means “including without limitation.”

(c) The word “or” is not exclusive.

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 2. Certain Transfers.

(a) Company Tag-Along Transaction.

(i) Subject to the provisions of Section 2(b), prior to the consummation of a Qualified Public Offering of the Company, if Parent desires to effect any Transfer of any of its Company Shares (the “Selling Stockholder”) (other than in a Qualified Public Offering of the Company and other than Parent’s distribution or dividend of Company Shares to its stockholders, with respect to each of which this Section 2(a) shall not apply) to any third party that is not an Affiliate of Parent, and the Selling Stockholder does not exercise the Company Drag Along Option (a “Company Tag-Along Transaction”), the Selling Stockholder shall give written notice to the Management Stockholders offering such Management Stockholders the option to participate in such Company Tag-Along Transaction (a “Company Sale Notice”). The Company Sale Notice shall set forth the material terms of the proposed Company Tag-Along Transaction and identify the contemplated Transferee or Group. Such written notice shall include (A) the consideration to be received by the Selling Stockholder, (B) the identity of the purchaser, (C) other material terms and conditions of the proposed Transfer and (D) the date of the proposed Transfer.

(ii) Each of the Management Stockholders may, by written notice to the Selling Stockholder (a “Company Tag-Along Notice”) delivered within ten (10) days after the date of receipt of the Company Sale Notice (each such Management Stockholder delivering such timely notice being a “Company Tag-Along Stockholder”), elect to sell in such Company Tag-Along Transaction the Company Shares held by such Management Stockholder, provided that the number of shares to be sold by such Management Stockholder will not exceed its Pro Rata Portion. The Company Shares to be sold by a Company Tag-Along Stockholder in a Company Tag-Along Transaction may include Deemed Held Shares.

(iii) If none of the Management Stockholders delivers a timely Company Tag-Along Notice, then the Selling Stockholder may thereafter consummate the Company Tag-Along Transaction, at the same sale price and on substantially the same other terms and conditions as are described in the Company Sale Notice (including the number of Company Shares being sold), for a period of ninety (90) days thereafter (subject to extension in the event of required regulatory approvals not having been obtained by such date but in any event no later than two hundred seventy (270) days after receipt of the Company Sale Notice). If one or more of the Management Stockholders gives the Selling Stockholder a timely Company Tag-Along Notice, then the Selling Stockholder shall use reasonable efforts to cause the prospective Transferee or Group to agree to acquire all Company Shares identified in all timely Company Tag-Along Notices, upon the same terms and conditions as are applicable to the Company Shares held by the Selling Stockholder. If such prospective Transferee or Group is unable or unwilling to acquire all Company Shares proposed to be included in the Company Tag-Along Transaction upon such terms, then the Selling Stockholder may elect either to cancel such Company Tag-Along Transaction or to allocate the maximum number of shares that such prospective Transferee or Group is willing to purchase (the “Company Maximum Number”) among the Selling Stockholder and the Company Tag-Along Stockholders in the proportion that the Proportionate Percentage of the Selling Stockholder and each such Company Tag-Along Stockholder bears to the total Proportionate Percentages of the Selling Stockholder and the Company Tag-Along Stockholders and each other holder of Company Shares exercising “tag along” or similar rights with respect to Company Shares. In connection with the Company Tag-Along Transaction, each Company Tag-Along Stockholder must agree to make to the proposed Transferee such representations, warranties, covenants, indemnities and escrow agreements as those made by the Selling Stockholder (other than provisions relating to non-competition), on a pro rata basis with respect to representations and warranties relating to the Company, but on a full basis with respect to matters relating to such Company Tag-Along Stockholder’s (1) ownership of and title to Company Shares, (2) organization, (3) authority and (4) conflicts and consents, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made severally and not jointly; provided, however, that no Company Tag-Along Stockholder shall be liable for more than the total proceeds received by such Stockholder for his or her Company Shares in such Company Tag-Along Transaction. The foregoing notwithstanding, (A) a Company Tag-Along Stockholder shall not be responsible for the gross negligence or fraud of the Selling Stockholder or any other Company Tag-Along Stockholder or (B) for any indemnification obligations and liabilities (including through escrow or holdback arrangements) for breaches of representations and warranties and related escrow or holdback claims made by the Selling Stockholder or any other Company Tag-Along Stockholder made with respect to such other seller’s (1) ownership of and title to Company Shares, (2) organization, (3) authority or (4) conflicts and consents and any other matter concerning such other seller, or for breaches of any covenant made by the Selling Stockholder or any other Company Tag-Along Stockholder. In addition, in connection with the Company Tag-Along Transaction, each Company Tag-Along Stockholder shall bear a pro rata portion of the total costs incurred by the Selling Stockholder in connection with such Company Tag-Along Transaction based on the number of Company Shares sold in such Company Tag-Along Transaction, to the extent not paid or reimbursed by the prospective Transferee or the Company, and shall take the actions referred to in the second sentence of Section 2(b)(ii) (as such actions would relate to a Company Tag-Along Transaction).

(iv) Notwithstanding any other provision of this Section 2(a), until the second anniversary of the Closing Date, the Selling Stockholder may Transfer,

in one or more transactions, an aggregate amount (together with any equivalent amount Transferred pursuant to (x) Section 2(e)(iv) and (y) solely to the extent that Caesars does not own an interest, directly or indirectly, in water or land-based casino facilities at the time of any such Transfer, Section 2(c)(iv)) of up to 10% of the Company Shares outstanding on the Closing Date without complying with the other provisions of this Section 2(a).

(b) Company Drag Along Option.

(i) Prior to the consummation of a Qualified Public Offering of the Company, if a Selling Stockholder desires to sell or Transfer more than 40% of the Initial Parent Company Shares to a third party that is not an Affiliate of such Selling Stockholder, in one transaction or in a series of related transactions, then in lieu of complying with the requirements of Section 2(a), at Selling Stockholder’s option (the “Company Drag Along Option”), the Selling Stockholder may require all Management Stockholders to sell their Pro Rata Portion to the Transferee or Group selected by the Selling Stockholder, at the same price per share and on the same terms and conditions as apply to those sold by the Selling Stockholder.

(ii) Each Management Stockholder shall consent to and raise no objections against the Company Drag Along Option, and if the Company Drag Along Option is structured as (A) a merger or consolidation of the Company or an Asset Sale, each Management Stockholder shall vote in favor of the transaction, take such other action as may be required to effect such transaction and waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or Asset Sale, or (B) a sale of all the capital stock of the Company, the Management Stockholders shall vote in favor of the transaction, take such other action as may be required to effect such transaction and agree to sell all their Company Shares which are the subject of the Company Drag Along Option (including their Deemed Held Shares) (the “Company Drag Along Shares”). The Management Stockholders shall take all necessary and desirable actions reasonably requested by the Selling Stockholder in connection with the consummation of the Company Drag Along Option, including the execution of such agreements and such instruments and the taking of such other actions as are reasonably necessary, in each case, to provide the same representations, warranties, indemnities and escrow arrangements as those provided by the Selling Stockholder relating to such Company Drag Along Option (other than provisions relating to non-competition); provided, however, that any obligations under such agreements applicable to any Management Stockholder (other than with respect to such Management Stockholder’s representations and warranties regarding (1) ownership of and title to Company Drag Along Shares, (2) organization, (3) authority or (4) conflicts and consents, with respect to which such Management Stockholder shall be fully responsible) shall be applicable (x) in the case of a transaction structured as a merger or consolidation of the Company or Asset Sale, to all security holders of the Company and (y) in the case of a transaction structured as a sale of the capital stock of the Company, to all security holders of the Company selling shares in such transaction, in each case set forth in (x) and (y), on a pro rata basis, determined by reference to the aggregate amount of Company Drag Along Shares subject to the transaction. In no event shall a Management Stockholder be liable for more than the total proceeds received by such Management Stockholder in the transaction giving rise to the Company Drag Along Option. It is understood and agreed that the Selling Stockholder may exercise more than one Company Drag Along Option.

(c) Caesars Tag-Along Transaction.

(i) Subject to the provisions of Section 2(d), prior to the consummation of a Qualified Public Offering of the Company, if one or both of the Sponsors desire(s) to effect any Transfer of any of their Caesars Shares (the “Selling Sponsors”) (including by virtue of a Transfer of equity interests in a Person that owns Caesars Shares, with respect to which this Section 2(c) shall apply) (other than in a Qualified Public Offering of Caesars and other than a Sponsor’s distribution or dividend of Caesars Shares to its stockholders, members or partners, with respect to each of which this Section 2(c) shall not apply) to any third party that is not an Affiliate of the Sponsors and the Selling Sponsors do not exercise the Caesars Drag Along Option (a “Caesars Tag-Along Transaction”), they shall give written notice to the Management Stockholders offering such Management Stockholders the option to participate in such Caesars Tag-Along Transaction (a “Caesars Sale Notice”), The Caesars Sale Notice shall set forth the material terms of the proposed Caesars Tag-Along Transaction and identify the contemplated Transferee or Group. Such written notice shall include (A) the consideration to be received by the Selling Sponsors, (B) the identity of the purchaser, (C) other material terms and conditions of the proposed Transfer, (D) the date of the proposed Transfer and (E) the proposed exchange ratio contemplated by Section 2(i). For the avoidance of doubt, (A) if only one Sponsor desires to effect a sale or Transfer of its Caesars Shares, the term “Selling Sponsors” shall refer only to such Sponsor engaging in such sale or Transfer and (B) the Management Stockholders acknowledge and agree that the Selling Sponsors may be required to similarly offer tag-along rights to Caesars Stockholders pursuant to the Caesars Stockholders’ Agreement and/or the Caesars MIRA.

(ii) Each of the Management Stockholders may, by written notice to the Selling Sponsors (a “Caesars Tag-Along Notice”) delivered within ten (10) days after the date of receipt of the Caesars Sale Notice (each such Management Stockholder delivering such timely notice being a “Caesars Tag-Along Stockholder”), elect to sell in such Caesars Tag-Along Transaction the Caesars Shares entitled to be received by such Management Stockholder pursuant to Section 2(i), provided that the number of shares to be sold by such Management Stockholder will not exceed its Pro Rata Portion. The Company Shares to be sold by a Caesars Tag-Along Stockholder in a Caesars Tag-Along Transaction may include Deemed Held Shares pursuant to Section 2(i).

(iii) If none of the Management Stockholders delivers a timely Caesars Tag-Along Notice, then the Selling Sponsors may thereafter consummate the Caesars Tag-Along Transaction, at the same sale price and on substantially the same other terms and conditions as are described in the Caesars Sale Notice (including the number of Caesars Shares being sold), for a period of ninety (90) days thereafter (subject to extension in the event of required regulatory approvals not having been obtained by such date but in any event no later than two hundred seventy (270) days after receipt of the Caesars Sale Notice). If one or more of the Management Stockholders gives the Selling Sponsors a timely Caesars Tag-Along Notice, then the Selling Sponsors shall use reasonable efforts to cause the prospective Transferee or Group to agree to acquire all equivalent Caesars Shares identified in all timely Caesars Tag-Along Notices, upon similar terms and conditions as are applicable to the Caesars Shares held by the Selling Sponsors, such terms and conditions to be mutually determined in good faith by the Company, Caesars, the applicable Management Stockholder and any other party exercising similar tag rights under the Caesars Stockholders’ Agreement and/or the Caesars MIRA. If such prospective Transferee or Group is unable or unwilling to acquire all equivalent Caesars Shares proposed to be included in the Caesars Tag-Along Transaction and pursuant to the exercise of any similar tag rights pursuant to the Caesars Stockholders’ Agreement and/or the Caesars MIRA upon such terms, then the Selling Sponsors may elect either to cancel such Caesars Tag-Along Transaction or to allocate the maximum number of shares that such prospective Transferee or Group is willing to purchase (the “Caesars Maximum Number”) among the Selling Sponsors and the Caesars Tag-Along Stockholders and any other party exercising similar tag rights under the Caesars Stockholders’ Agreement and/or the Caesars MIRA in a proportion to be mutually determined in good faith by Caesars, the Company, the Management Representative on behalf of such Management Stockholder and any other party exercising similar tag rights under the Caesars Stockholders’ Agreement and/or the Caesars MIRA. In connection with the Caesars Tag-Along Transaction, each Caesars Tag-Along Stockholder must agree to make to the proposed Transferee such representations, warranties, covenants, indemnities and escrow agreements as those made by the Selling Sponsors (other than provisions relating to non-competition), on a pro rata basis with respect to representations and warranties relating to Caesars, but on a full basis with respect to matters relating to such Caesars Tag-Along Stockholder’s (1) ownership of and title to Company Shares or Caesars Shares, as applicable, (2) organization, (3) authority and (4) conflicts and consents, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made severally and not jointly; provided, however, that no Caesars Tag-Along Stockholder shall be liable for more than the total proceeds received by such Stockholder for his or her equivalent Caesars Shares in such Caesars Tag-Along Transaction. The foregoing notwithstanding, (A) a Caesars Tag-Along Stockholder shall not be responsible for the gross negligence or fraud of the Selling Sponsors or any other Caesars Tag-Along Stockholder and any other party exercising similar tag rights under the Caesars Stockholders’ Agreement and/or the Caesars MIRA or (B) for any indemnification obligations and liabilities (including through escrow or holdback arrangements) for breaches of representations and warranties and related escrow or holdback claims made by the Selling Sponsors or any other Caesars Tag-Along Stockholder and any other party exercising similar tag rights under the Caesars Stockholders’ Agreement and/or the Caesars MIRA made with respect to such other seller’s (1) ownership of and title to Company or Caesars Shares, as applicable, (2) organization, (3) authority or (4) conflicts and consents and any other matter concerning such other seller, or for breaches of any covenant made by the Selling Sponsors or any other Caesars Tag-Along Stockholder and any other party exercising similar tag rights under the Caesars Stockholders’ Agreement and/or the Caesars MIRA. In addition, in connection with the Caesars Tag-Along

Transaction, each Caesars Tag-Along Stockholder shall bear a pro rata portion of the total costs incurred by the Selling Sponsors in connection with such Caesars Tag-Along Transaction based on the number of Caesars Shares sold in such Caesars Tag-Along Transaction, to the extent not paid or reimbursed by the prospective Transferee or Caesars, and shall take the actions referred to in the second sentence of Section 2(d)(ii) (as such actions would relate to a Caesars Tag-Along Transaction).

(iv) Notwithstanding any other provision of this Section 2(c), until the second anniversary of the Closing Date, the Selling Sponsors may Transfer, in one or more transactions, an aggregate amount (together with, solely to the extent that Caesars does not own an interest, directly or indirectly, in water or land-based casino facilities at the time of any such Transfer, any equivalent amounts Transferred pursuant to Section 2(a)(iv) and 2(e)(iv)) of up to 10% of the Caesars Shares outstanding on the Closing Date without complying with the other provisions of this Section 2(c).

(d) Caesars Drag Along Option.

(i) Prior to the consummation of a Qualified Public Offering of the Company, if the Selling Sponsors desire to sell or Transfer more than 40% of the Initial Sponsor Caesars Shares to a third party that is not an Affiliate of either Sponsor in one transaction or in a series of related transactions, then in lieu of complying with the requirements of Section 2(c), at the Selling Sponsors’ option (the “Caesars Drag Along Option”), the Selling Sponsors may require all Management Stockholders to sell their Pro Rata Portion to the Transferee or Group selected by the Selling Sponsors on similar terms and conditions as apply to those sold by the Selling Sponsors, such terms and conditions to be mutually determined in good faith by the Company, Caesars, the Management Representative on behalf of such Management Stockholder or any other Caesars Tag-Along Stockholder and any other party subject to similar drag rights under the Caesars Stockholders’ Agreement and/or the Caesars MIRA. For the avoidance of doubt, if only one Sponsor desires to effect a sale or Transfer of its Caesars Shares, the term “Selling Sponsors” shall refer only to such Sponsor engaging in such sale or Transfer.

(ii) To the extent a Management Stockholder has any consent or voting rights with respect to the following, each such Management Stockholder shall consent to and raise no objections against the Caesars Drag Along Option, and if the Caesars Drag Along Option is structured as (A) a merger or consolidation of Caesars and/or the Company or an Asset Sale, each Management Stockholder shall vote in favor of the transaction, take such other action as may be required to effect such transaction and waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or Asset Sale, or (B) a sale of all the capital stock of Caesars and/or the Company, the Management Stockholders shall vote in favor of the transaction, take such other action as may be required to effect such transaction and agree to sell all their Company Shares or equivalent Caesars Shares which are the subject of the Caesars Drag Along Option (including their Deemed Held Shares) (the “Caesars Drag Along Shares”). The Management Stockholders shall take all necessary and desirable actions reasonably requested by the Selling Sponsors in connection with the consummation of the Caesars Drag Along Option, including the execution of such agreements and such instruments and the taking of such other actions as are reasonably necessary, in each case, to provide the same representations, warranties, indemnities and escrow arrangements as those provided by the Selling Sponsors relating to such Caesars Drag Along Option (other than provisions relating to non-competition); provided, however, that any obligations under such agreements applicable to any Management Stockholder (other than with respect to such Management Stockholder’s representations and warranties regarding (1) ownership of and title to Caesars Drag Along Shares, (2) organization, (3) authority or (4) conflicts and consents, with respect to which such Management Stockholder shall be fully responsible) shall be applicable (x) in the case of a transaction structured as a merger or consolidation of Caesars and/or the Company or Asset Sale, to all security holders of Caesars and (y) in the case of a transaction structured as a sale of the capital stock of Caesars and/or the Company, to all security holders of Caesars selling shares in such transaction, in each case set forth in (x) and (y), on a pro rata basis, determined by reference to the aggregate amount of Caesars Drag Along Shares subject to the transaction. In no event shall a Management Stockholder be liable for more than the total proceeds received by such Management Stockholder in the transaction giving rise to the Caesars Drag Along Option. It is understood and agreed that the Selling Sponsors may exercise more than one Caesars Drag Along Option.

(e) Parent Tag-Along Transaction.

(i) Subject to the provisions of Section 2(f), prior to the consummation of a Qualified Public Offering of the Company, if Caesars desire(s) to effect any Transfer of any of its Parent Shares (other than in a Qualified Public Offering of Parent and other than Caesars’s distribution or dividend of Parent Shares to its stockholders, members or partners, with respect to each of which this Section 2(e) shall not apply) to any third party that is not an Affiliate of Caesars and Caesars does not exercise the Parent Drag Along Option (a “Parent Tag-Along Transaction”), Caesars shall give written notice to the Management Stockholders offering such Management Stockholders the option to participate in such Parent Tag-Along Transaction (a “Parent Sale Notice”). The Parent Sale Notice shall set forth the material terms of the proposed Parent Tag-Along Transaction and identify the contemplated Transferee or Group. Such written notice shall include (A) the consideration to be received by Caesars, (B) the identity of the purchaser, (C) other material terms and conditions of the proposed Transfer, (D) the date of the proposed Transfer and (E) the proposed exchange ratio contemplated by Section 2(i).

(ii) Each of the Management Stockholders may, by written notice to Caesars (a “Parent Tag-Along Notice”) delivered within ten (10) days after the date of receipt of the Parent Sale Notice (each such Management Stockholder delivering such timely notice being a “Parent Tag-Along Stockholder”), elect to sell in such Parent Tag-Along Transaction the Parent Shares entitled to be received by such Management Stockholder pursuant to Section 2(i), provided that the number of shares to be sold by such Management Stockholder will not exceed its Pro Rata Portion. The Company Shares to be sold by a Parent Tag-Along Stockholder in a Parent Tag-Along Transaction may include Deemed Held Shares pursuant to Section 2(i).

(iii) If none of the Management Stockholders delivers a timely Parent Tag-Along Notice, then Caesars may thereafter consummate the Parent Tag-Along Transaction, at the same sale price and on substantially the same other terms and conditions as are described in the Parent Sale Notice (including the number of Parent Shares being sold), for a period of ninety (90) days thereafter (subject to extension in the event of required regulatory approvals not having been obtained by such date but in any event no later than two hundred seventy (270) days after receipt of the Parent Sale Notice). If one or more of the Management Stockholders gives Caesars a timely Parent Tag-Along Notice, then Caesars shall use reasonable efforts to cause the prospective Transferee or Group to agree to acquire all equivalent Parent Shares identified in all timely Parent Tag-Along Notices, upon similar terms and conditions as are applicable to the Parent Shares held by Caesars, such terms and conditions to be mutually determined in good faith by the Company, Caesars and the applicable Management Stockholder. If such prospective Transferee or Group is unable or unwilling to acquire all equivalent Parent Shares proposed to be included in the Parent Tag-Along Transaction upon such terms, then Caesars may elect either to cancel such Parent Tag-Along Transaction or to allocate the maximum number of shares that such prospective Transferee or Group is willing to purchase (the “Parent Maximum Number”) among Caesars and the Parent Tag-Along Stockholders in a proportion to be mutually determined in good faith by Caesars, the Company and the Management Representative on behalf of such Management Stockholder. In connection with the Parent Tag-Along Transaction, each Parent Tag-Along Stockholder must agree to make to the proposed Transferee such representations, warranties, covenants, indemnities and escrow agreements as those made by Caesars (other than provisions relating to non-competition), on a pro rata basis with respect to representations and warranties relating to Parent, but on a full basis with respect to matters relating to such Parent Tag-Along Stockholder’s (1) ownership of and title to Company Shares or Parent Shares, as applicable, (2) organization, (3) authority and (4) conflicts and consents, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made severally and not jointly; provided, however, that no Parent Tag-Along Stockholder shall be liable for more than the total proceeds received by such Stockholder for his or her equivalent Parent Shares in such Parent Tag-Along Transaction. The foregoing notwithstanding, (A) a Parent Tag-Along Stockholder shall not be responsible for the gross negligence or fraud of Caesars or any other Parent Tag-Along Stockholder or (B) for any indemnification obligations and liabilities (including through escrow or holdback arrangements) for breaches of representations and warranties and related escrow or holdback claims made by Caesars or any other Parent Tag-Along Stockholder made with respect to such other seller’s (1) ownership of and title to Company or Parent Shares, as applicable, (2) organization, (3) authority or (4) conflicts and consents and any other matter concerning such other seller, or for breaches of any covenant made by Caesars or any other Parent Tag-Along Stockholder. In addition, in connection with the Parent Tag-Along Transaction, each Parent Tag-Along Stockholder shall bear a pro rata portion of the total costs incurred by Caesars in connection with such Parent Tag-Along Transaction based on the number of Parent Shares sold in such Parent Tag-Along Transaction, to the extent not paid or reimbursed by the prospective Transferee or Parent, and shall take the actions referred to in the second sentence of Section 2(f)(ii) (as such actions would relate to a Parent Tag-Along Transaction).

(iv) Notwithstanding any other provision of this Section 2(e), until the second anniversary of the Closing Date, Caesars may Transfer, in one or more transactions, an aggregate amount (together with any equivalent amount Transferred pursuant to (x) Section 2(a)(iv) and (y) solely to the extent that Caesars does not own an interest, directly or indirectly, in water or land-based casino facilities at the time of any such Transfer, Section 2(c)(iv)) of up to 10% of the Parent Shares outstanding on the Closing Date without complying with the other provisions of this Section 2(f).

(f) Parent Drag Along Option.

(i) Prior to the consummation of a Qualified Public Offering of the Company, if Caesars desires to sell or Transfer more than 40% of the Parent Shares issued to Caesars on or before the Closing Date (adjusted to reflect any stock, securities or other property or interests received by Caesars in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock or other transaction or event that affects Parent’s capital stock occurring after the date of issuance) to a third party that is not an Affiliate of Caesars in one transaction or in a series of related transactions, then in lieu of complying with the requirements of Section 2(e), at Caesars’s option (the “Parent Drag Along Option”), Caesars may require all Management Stockholders to sell their Pro Rata Portion to the Transferee or Group selected by Caesars on similar terms and conditions as apply to those sold by Caesars, such terms and conditions to be mutually determined in good faith by the Company, Caesars and the Management Representative on behalf of such Management Stockholder.

(ii) To the extent a Management Stockholder has any consent or voting rights with respect to the following, each such Management Stockholder shall consent to and raise no objections against the Parent Drag Along Option, and if the Parent Drag Along Option is structured as (A) a merger or consolidation of Parent and/or the Company or an Asset Sale, each Management Stockholder shall vote in favor of the transaction, take such other action as may be required to effect such transaction and waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or Asset Sale, or (B) a sale of all the capital stock of Parent and/or the Company, the Management Stockholders shall vote in favor of the transaction, take such other action as may be required to effect such transaction and agree to sell all their Company Shares or equivalent Parent Shares which are the subject of the Parent Drag Along Option (including their Deemed Held Shares) (the “Parent Drag Along Shares”). The Management Stockholders shall take all necessary and desirable actions reasonably requested by Caesars in connection with the consummation of the Parent Drag Along Option, including the execution of such agreements and such instruments and the taking of such other actions as are reasonably necessary, in each case, to provide the same representations, warranties, indemnities and escrow arrangements as those provided by Caesars relating to such Parent Drag Along Option (other than provisions relating to non-competition); provided, however, that any obligations under such agreements applicable to any Management Stockholder (other than with respect to such Management Stockholder’s representations and warranties regarding (1) ownership of and title to Parent Drag Along Shares, (2) organization, (3) authority or (4) conflicts and consents, with respect to which such Management Stockholder shall be fully responsible) shall be applicable (x) in the case of a transaction structured as a merger or consolidation of Parent and/or the Company or Asset Sale, to all security holders of Parent and (y) in the case of a transaction structured as a sale of the capital stock of Parent and/or the Company, to all security holders of Parent selling shares in such transaction, in each case set forth in (x) and (y), on a pro rata basis, determined by reference to the aggregate amount of Parent Drag Along Shares subject to the transaction. In no event shall a Management Stockholder be liable for more than the total proceeds received by such Management Stockholder in the transaction giving rise to the Parent Drag Along Option. It is understood and agreed that Caesars may exercise more than one Parent Drag Along Option.

(g) The Company, Parent, Caesars and each Management Stockholder shall cooperate in causing any Deemed Held Shares of such Management Stockholder that are ultimately included in a Drag Along Option or a Tag-Along Transaction, as the case may be, to be delivered to the Management Stockholder immediately prior to the closing of such Drag Along Option or Tag-Along Transaction in order that the Management Stockholder may exercise his/her rights under Sections 2(a), (c) or (e), that the Selling Stockholder may exercise its rights under Section 2(b), that the Selling Sponsors may exercise their rights under Section 2(d), or that Parent may exercise its rights under Section 2(f), as the case may be.

(h) Upon the closing of the sale of any Company Shares, Caesars Shares or Parent Shares (including any Deemed Held Shares) pursuant to this Section 2, the Stockholders shall deliver at such closing, against payment of the purchase price therefor, certificates representing their Company Shares, Caesars Shares or Parent Shares to be sold, duly endorsed for Transfer or accompanied by duly endorsed stock powers, and evidence of the absence of liens, encumbrances and adverse claims with respect thereto and of such other matters as are deemed necessary by the Company, Caesars or Parent for the proper Transfer of such shares on the books of the Company, Caesars or Parent, as applicable.

(i) In the event of any (x) Caesars Tag-Along Transaction or Caesars Drag Along Option, (y) Parent Tag-Along Transaction or Parent Drag Along Option, or (z) exercise of a Piggyback Registration Right, if necessary or desirable in connection with such transaction (as determined by, in the case of clause (x), the Selling Sponsors, or in the case of clauses (y) or (z), Caesars, in each case in their sole discretion), the Company, Parent, Caesars and any Management Stockholder participating therein shall cause the Company Shares held by such participating Management Stockholder to be redeemed or exchanged for Caesars Shares or Parent Shares, as applicable, in an exchange ratio mutually agreed by the Company, Caesars and/or Parent, as applicable, and the Management Representative on behalf of such participating Management Stockholder. The Company, Caesars, Parent and the Management Representative, on

behalf of each participating Management Stockholder, shall cooperate in good faith to determine such exchange ratio, and to effect such redemption or exchange in an efficient manner, including with respect to any regulatory or other requirements.

Section 3. Transfers; Additional Parties.

3.1 Restrictions; Permitted Transfers.

Except as set forth herein, without the prior written consent of the Company, no Management Stockholder shall make any Transfer, directly or indirectly, through an Affiliate or otherwise. The preceding sentence shall apply with respect to all Company Shares held at any time by a Management Stockholder (including all Options and all Company Shares that may be acquired or received upon the exercise or settlement of any Option), regardless of the manner in which such Management Stockholder initially acquired such Company Shares. Notwithstanding the foregoing, the following Transfers by a Management Stockholder shall be permitted at any time:

(a) Transfers pursuant to Section 4 (Piggyback Registration Rights);

(b) any Transfer after a Qualified Public Offering of the Company;

(c) any Transfer to such Management Stockholder’s estate upon the death of such Management Stockholder or pursuant to a domestic relations order in settlement of marital property rights;

(d) any Transfer permitted pursuant to Section 2(a), Section 2(c) or Section 2(e) or required pursuant to Section 2(b), Section 2(d) or Section 2(f); and

(e) with the prior written consent of the Company (such consent not to be unreasonably withheld or delayed, provided that the withholding of consent in order to avoid registration requirements under applicable securities laws shall be deemed reasonable per se), (1) to a trust or other entity controlled by the Management Stockholder for estate planning purposes, and (2) to family members (as defined in Form S-8 under the Securities Act) of the Management Stockholder;

provided, however, that in the case of each of clauses (a), (b), (c) and (e) above, each such Transfer complies with the terms of this Agreement and applicable securities laws and the terms of any underwriting agreement, rules and regulations in effect at the time of the Transfer, and that in no event will knowing or intentional Transfers by a Management Stockholder to a Competitor be permitted; provided, further, however, that in the case of each of clauses (a), (b), (c) and (e) above, no Transfer shall be permitted at any time unless the Company is reasonably satisfied that such Transfer would not violate applicable Regulatory Laws or cause or result in any Stockholder or other Person (other than Parent and its Transferees) to have a greater than a 4.9% direct or indirect ownership interest in the Company.

3.2 Additional Parties.

(a) As a condition to the Company’s obligation to effect a Transfer of Company Shares permitted by this Agreement on the books and records of the Company (other than a Transfer to Parent or of any of Parent’s Affiliates, the Company or any subsidiary of the Company), the Transferee shall be required to become a party to this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption Agreement in substantially the form of Exhibit A hereto or in such other form that is reasonably satisfactory to the Company.

(b) In the event that any Person acquires Company Shares, other than in connection with a Public Sale, from (i) a Management Stockholder or any Affiliate of a Management Stockholder or member of such Management Stockholder’s Group or (ii) any direct or indirect Transferee of a Management Stockholder, such Person shall be subject to any and all obligations and restrictions of such Management Stockholder hereunder, as if such Person was such Management Stockholder named herein. Additionally, other than in connection with a Public Sale, whenever a Management Stockholder makes a Transfer of Company Shares, such Company Shares shall contain a legend so as to inform any Transferee that such Company Shares were held originally by a Management Stockholder and are subject to repurchase pursuant to Section 5 below based on the employment of or events relating to such Management Stockholder. Such legend shall not be placed on any Company Shares acquired from a Management Stockholder by the Company, Parent or any of its Affiliates.

3.3 Securities Restrictions; Legends.

(a) No Company Shares shall be transferable except upon the conditions specified in this Section 3.3, which conditions are intended to ensure compliance with the provisions of the Securities Act.

(b) Each certificate representing Company Shares shall (unless otherwise permitted by the provisions of paragraph (d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN AMENDED AND RESTATED MANAGEMENT INVESTOR RIGHTS AGREEMENT DATED AS OF NOVEMBER 22, 2010 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED

THEREIN. THE TERMS OF SUCH AMENDED AND RESTATED MANAGEMENT INVESTOR RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c) The holder of any Company Shares by acceptance thereof agrees, prior to any Transfer of any such shares, to give written notice to the Company of such holder’s intention to effect such Transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the number of shares to be Transferred and the proposed Transferee. The requirement to include the first paragraph of the legend referred to above shall cease and terminate as to any particular Company Shares when, in the reasonable opinion of counsel for the Company, such restriction is no longer required in order to ensure compliance with the Securities Act and the state securities or “blue sky” laws. The requirement to include the second paragraph of the legend referred to above shall cease and terminate as to any particular Company Shares when, in the reasonable opinion of counsel for the Company, the provisions of this Agreement are no longer applicable to such shares or this Agreement shall have terminated in accordance with its terms.

(d) Notwithstanding the foregoing provisions of this Section 3.3, the restrictions imposed by this Section 3.3 upon the Transferability of any Company Shares shall cease and terminate when (i) any such shares are sold or otherwise Transferred pursuant to an effective Registration Statement under the Securities Act, or (ii) after a Qualified Public Offering of the Company, the holder of such shares has met the requirements for Transfer of such shares pursuant to Rule 144 under the Securities Act. Whenever the restrictions imposed by this Section 3 shall terminate, the holder of any shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph (b) above and not containing any other reference to the restrictions imposed by this Section 3.3.

3.4 Improper Transfers.

Any Transfer or attempted Transfer in breach of this Agreement shall be void ab initio and of no effect. In connection with any attempted Transfer in breach of this Agreement, the Company may hold and refuse to Transfer any Company Shares or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Stockholders.

3.5 Preemptive Rights.

(a) Prior to a Qualified Public Offering of the Company, if the Company proposes to issue or sell for cash any newly issued shares of capital stock of the Company or securities convertible into or exchangeable or exercisable for shares of capital stock (the “Preemptive Shares”), excluding any Excluded Offering, then the

Company shall provide each holder of Invested Shares and each other Stockholder that is not a Management Stockholder (the “Preemptive Optionees”) with written notice (a “Preemptive Notice”) thereof at least ten (10) business days prior to the closing thereof and offer each Preemptive Optionee the opportunity to purchase on the same terms and for the same consideration as other purchasers of Preemptive Shares at the closing of such transaction a number of such Preemptive Shares as will enable such Preemptive Optionee to maintain its Actual Ownership Percentage immediately following such transaction (such Preemptive Optionee’s “Applicable Preemptive Shares”).

(b) Each Preemptive Optionee shall have a period often (10) business days after delivery of the Preemptive Notice to elect to purchase its Applicable Preemptive Shares or a portion thereof, such election to be made by delivery of written notice to the Company.

(c) If a Preemptive Optionee makes the election referred to in clause (b) above, such Preemptive Optionee shall enter into such agreements concerning the sale and purchase of its Applicable Preemptive Shares to which a Preemptive Notice relates as are entered into by the other purchasers of the Preemptive Shares to which such Preemptive Notice relates. The closing of all the purchases of all the Preemptive Shares shall take place simultaneously.

(d) Notwithstanding the foregoing, the Company shall not be required to provide the advance notice described in clause (a) above and instead may effect a transaction otherwise subject to this Section 3.5 without complying with such provisions, provided that the Company sets aside for the Delay Period (as defined below) the maximum number of Preemptive Shares as would be purchasable by the Preemptive Optionee under this Section 3.5 if a Preemptive Notice had been given with respect to such transaction in accordance with Section 3.5(a). Prior to or after but no later than ten 10 business days after the closing of such transaction, the Company shall notify (a “Delayed Notice”) each Preemptive Optionee that it may exercise preemptive rights under this Section 3.5 for its Applicable Preemptive Shares in amounts calculated in accordance with Section 3.5(a) for a fifteen (15) business day period after the giving of the Delayed Notice (the “Delay Period”). If such rights are exercised by a Preemptive Optionee by delivery of a notice to the Company prior to the end of the Delay Period, the provisions of Section 3.5(c) shall apply to such Preemptive Optionee’s purchase of such Applicable Preemptive Shares, provided that the closing of such Applicable Preemptive Shares shall take place on such date as is set by the Company within fifteen (15) business days after the Delay Period.

(e) Notwithstanding anything in Section 3.5(a) to the contrary, preemptive rights will not apply to securities (i) issued upon the exercise of options, warrants or convertible securities, (ii) granted under any employee benefit plan or other option or compensation plan approved by the Board, (iii) issued to a strategic investor, (iv) issued in connection with any reorganization, reclassification, merger, business combination or similar event, (v) issued in connection with a debt financing transaction, (vi) issued in connection with a Qualified Public Offering of the Company, or (vii) in order to fund an acquisition or development project reasonably related to the Company’s business by the Company or its Affiliates or an entity in which the Company or its Affiliates holds a direct or indirect interest (each, an “Excluded Offering”).

Section 4. Piggyback Registration Rights.

(a) Participation. Subject to Section 4(b) and Section 4(g), if the Company, Parent or Caesars, as applicable, files a Registration Statement (i) in connection with the exercise of any demand rights by Caesars or the Sponsors, as applicable, or (ii) in connection with which Parent, Caesars or the Sponsors, as applicable, are selling stockholders (other than a registration on Form S-4 or S-8 under the Securities Act or any successor form to such Forms or any registration of securities as it relates to an offering and sale to management of the Company, Parent or Caesars, as applicable, pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any Company Shares, Parent Shares or Caesars Shares, as applicable, then the Company, Parent or Caesars, as applicable, shall give prompt notice (the “Piggyback Notice”) to the Management Stockholders and the Management Stockholders shall be entitled to include in such Registration Statement the Registrable Securities (as defined in Section 4(i)(i)) held by them; provided, however, that the Management Stockholders shall only have such rights to include their Registrable Securities in the Registration Statement with respect to a Qualified Public Offering in which Parent, Caesars or a Sponsor, as applicable, is participating as a selling stockholder. The Piggyback Notice shall offer the Management Stockholders the right, subject to Section 4(b) (the “Piggyback Registration Right”), to register such number of Registrable Securities as each Management Stockholder may request and shall set forth (i) the anticipated filing date of such Registration Statement and (ii) the number of Company Shares, Parent Shares or Caesars Shares, as applicable, that are proposed to be included in such Registration Statement. Subject to Section 4(b), the Company, Parent or Caesars, as applicable, shall include in such Registration Statement such Registrable Securities for which it has received written requests to register within fifteen (15) days after the Piggyback Notice has been given. Notwithstanding anything to the contrary set forth in this Section 4(a), if the managing underwriter for the initial Underwritten Offering reasonably advises the Company, Parent or Caesars, as applicable, that the inclusion of the number of Company Shares proposed to be included in any registration by any Management Stockholder who constitutes a key employee of the Company, Parent, Caesars or their subsidiaries would interfere with the successful marketing (including pricing) of such shares to be offered thereby, then the number of such shares proposed to be included in such registration by such Management Stockholder shall be reduced to the lower of the number of such shares that the managing underwriter advises that such Management Stockholder may sell in the initial Underwritten Offering and the number of such shares calculated pursuant to the foregoing.

(b) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 4 involves an Underwritten Offering (as defined in Section 4(i)(ii)) and the managing underwriter or underwriters of such proposed Underwritten Offering informs the Company, Parent or Caesars, as applicable, in writing that, in its opinion, the number of securities which such Stockholders, Parent Stockholders and/or such Caesars Stockholders, as applicable, and any other Persons intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering, then the number of securities proposed to be included in such registration shall be included in the following order:

(i) first, 100% of the securities proposed to be sold in such registration by the Company, Parent or Caesars, as applicable, or any Person (other than a Stockholder, Parent Stockholder or a Caesars Stockholder, as applicable) exercising a contractual right to demand registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, and subject to Section 4(g)(i), the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, with such number to be allocated pro rata among the Stockholders, Parent Stockholders and/or the Caesars Stockholders, as applicable, and any other holders of securities of the Company, Parent or Caesars, as applicable, that have requested to participate in such registration based on the relative number of Registrable Securities then held by each such Stockholder, Parent Stockholder and/or such Caesars Stockholders, as applicable (provided that any securities thereby allocated to a Stockholder, Parent Stockholder and/or the Caesars Stockholders, as applicable, that exceed such Stockholder’s, Parent Stockholder’s and/or Caesars Stockholder’s request, as applicable, shall be reallocated among the remaining requesting Stockholders, Parent Stockholders and/or Caesars Stockholders, as applicable, and any other holders of securities of the Company, Parent or Caesars, as applicable, in like manner) and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such registration.

(c) Lock-up. If the Company, Parent or Caesars at any time shall register Company Shares, Parent Shares or Caesars Shares, as applicable, under the Securities Act for sale to the public, no Management Stockholder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company, Parent or Caesars, as applicable, without the prior written consent of the Company, Parent or Caesars, as applicable, for the period of time in which Caesars, Parent or the Sponsors, as applicable, has/have similarly agreed with the underwriters in writing not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company, Parent or Caesars, as applicable. In addition, if requested by the managing underwriter(s), in connection with the initial public offering, all Stockholders shall enter into a customary lock-up agreement with the managing underwriters) for such period as may be required by the managing underwriter(s), subject to customary exceptions in the Company’s, Parent’s or Caesars’s discretion, as applicable, provided that such lock-up agreement (with comparable terms and conditions) shall have also been executed by Caesars, Parent or each Sponsor, as applicable. This Section 4(c) shall terminate with respect to Management Stockholders who are not Affiliates or executive officers of the Company or Caesars upon the first anniversary of the Qualified Public Offering, provided, that, at such time, the Company Shares held by such Management Stockholder shall cease to be Registrable Securities.

(d) Company, Parent or Caesars Control. The Company, Parent or Caesars, as applicable, may decline to file a Registration Statement after giving the Piggyback Notice, or withdraw a Registration Statement after filing and after such Piggyback Notice, but prior to the effectiveness of the Registration Statement, provided that the Company, Parent or Caesars, as applicable, shall promptly notify each Stockholder in writing of any such action and provided further that the Company, Parent or Caesars, as applicable, shall bear all reasonable expenses incurred by such Stockholder or otherwise in connection with such withdrawn Registration Statement. Except as provided in Section 4(f), notwithstanding any other provision herein, the Company, Parent or Caesars, as applicable, shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

(e) Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements. Nothing in this Section 4(e) shall be construed to create any additional rights regarding the piggyback registration of Registrable Securities in any Person otherwise than as set forth herein.

(f) Expenses. The Company, Parent or Caesars, as applicable, will pay all registration fees and other customary and reasonable expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4, provided that each Stockholder shall pay all applicable underwriting fees, discounts and similar charges (pro rata based on the securities sold) and shall be responsible for its own legal fees.

(g) Registration Rights Relating to Caesars. Notwithstanding anything to the contrary in this Section 4, (i) all rights granted to a Management Stockholder pursuant to this Section 4 in connection with a Registration Statement filed by Caesars shall terminate upon the Qualified Public Offering of the Company; and (ii) until the second anniversary of the Closing Date, Caesars Stockholders may sell up to an aggregate amount of 10% of the total Caesars Shares outstanding as of the Closing Date without triggering the rights set forth in this Section 4; provided that, at the time of any such sale, Caesars owns an interest, directly or indirectly, in water or land-based casino facilities.

(h) Indemnification.

(i) Indemnification by the Company, Parent or Caesars. The Company, Parent or Caesars, as applicable, agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Stockholder, its officers, directors, employees and representatives and each Person who controls (within the meaning of the Securities Act) such selling Stockholder against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished to the Company, Parent or Caesars, as applicable, by such selling Stockholder for use therein; provided, however, that the Company, Parent or Caesars, as applicable, shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (A) such selling Stockholder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company, Parent or Caesars, as applicable, has furnished such selling Stockholder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company, Parent or Caesars, as applicable, shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Stockholder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company, Parent or Caesars, as applicable, had furnished such selling Stockholder with a sufficient number of copies of the same. The Company, Parent or Caesars, as applicable, will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the selling Stockholder, if requested.

(ii) Indemnification by Selling Stockholders. Each selling Stockholder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, Parent or Caesars, as applicable, their directors, officers, employees and representatives and each Person who controls the Company, Parent or Caesars, as applicable (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished by such selling Stockholder to the Company, Parent or Caesars, as applicable, for inclusion in such Registration Statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Stockholder upon the sale of the securities giving rise to such indemnification obligation. The Company, Parent, Caesars and the selling

Stockholders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons for inclusion in any prospectus or Registration Statement.

(iii) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that the indemnifying party is actually prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(iv) Other Indemnification. Indemnification similar to that specified in this Section 4(h) (with appropriate modifications) shall be given by the Company, Parent, Caesars and each selling Stockholder with respect to any required registration or other qualification of securities under federal or state law or regulation of governmental authority other than the Securities Act.

(v) Contribution. If for any reason the indemnification provided for in the preceding clauses h(i) and h(ii) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses h(i) and h(ii), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Stockholder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Stockholder with respect to the sale of any securities under this Section 4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(i) Certain Definitions. For purposes of this Section 4:

(i) “Registrable Securities” shall mean Company Shares, Parent Shares or Caesars Shares, as applicable (including any equivalent Parent Shares or Caesars Shares exchanged or exchangeable pursuant to Section 2(i)), and any security issued or distributed in respect thereof, provided that any Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been or may be disposed of in accordance with the plan of distribution set forth in such registration statement, (B) such Registrable

Securities have been disposed of in reliance upon Rule 144 (or any similar provision then in force) under the Securities Act or (C) such Registrable Securities shall have been otherwise Transferred and new certificates for them not bearing a legend restricting further Transfer under the Securities Act shall have been delivered by the Company, Parent or Caesars, as applicable; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

(ii) “Underwritten Offering” means a sale of Company Shares, Parent Shares or Caesars Shares, as applicable, to an underwriter for reoffering to the public.

Section 5. Repurchase Rights.

(a) Company Repurchase Right (Invested Shares). Upon the occurrence of any of the following events with respect to any Management Stockholder, the Company, Parent, Caesars or any of its or their subsidiaries or Affiliates shall have the right, but not the obligation, to repurchase all or any portion of the Invested Shares held by such Management Stockholder in accordance with this Section 5 for the applicable Purchase Price: (i) the Management Stockholder’s employment is terminated for Cause; (ii) the Management Stockholder voluntarily resigns and joins a Competitor during the Non-Compete Period; or (iii) at any time prior to the two and one-half year anniversary of the date hereof, the Management Stockholder terminates his or her employment without Good Reason. The Company, Parent, Caesars or any of its or their subsidiaries or Affiliates may exercise their rights to purchase such Invested Shares until the date (for purposes of this Section 5(a), the “Repurchase Date”) that is (A) with respect to a repurchase pursuant to the foregoing clauses (i) or (iii), ninety (90) days after the termination of employment, and (B) with respect to a repurchase pursuant to the foregoing clause (ii), ninety (90) days following the expiration of the applicable Non-Compete Period.

(b) Company Repurchase Right (Option Shares).

(i) Upon Repurchase Event. From and after a Repurchase Event with respect to any Management Stockholder, the Company, Parent, Caesars or any of its or their subsidiaries or Affiliates shall have the right, but not the obligation, to repurchase all or any portion of the Option Shares held by such Management Stockholder, in accordance with this Section 5 for the applicable Purchase Price. The Company, Parent, Caesars or any of its or their subsidiaries or Affiliates may exercise their right to purchase such Option Shares until the date (for purposes of this Section 5(b), the “Repurchase Date”) that is the later of (x) the one-hundred and eighty-first (181st) day after the date such Options have been exercised by the applicable Management Stockholder or such Management Stockholder’s successors, assigns or representatives and (y) ninety (90) days after the termination of employment; provided, however, in the case of a Management Stockholder who voluntarily resigns and joins a Competitor during the applicable Non-Compete Period, the Company shall have until ninety (90) days following the expiration of the applicable Non-Compete Period to exercise its repurchase right.

(ii) Generally. From and after the date hereof, in addition to any repurchase right granted pursuant to clause (i) above, the Company, Parent, Caesars or any of its or their subsidiaries or Affiliates shall have the right, but not the obligation, to repurchase from not less than all Management Stockholders up to two-thirds of the total Option Shares held by each such Management Stockholder, in accordance with this Section 5 for the applicable Purchase Price; provided, that, the relative percentage of Option Shares repurchased shall be the same with respect to each Management Stockholder.

(c) Management Stockholder Put Request. If, prior to the consummation of a Qualified Public Offering of the Company, a Termination Event occurs, then such Management Stockholder or such Management Stockholder’s legal representative or trustee, as the case may be, shall have the right to require (a “Termination Put Request”) that the Company purchase all or a portion of such Management Stockholder’s Company Shares at Fair Market Value; provided, however, that in no event shall the Company be obligated to honor a Termination Put Request made after the date which is ninety (90) days after the Termination Event.

(d) Parent’s Repurchase Right. The Company or a subsidiary thereof shall give written notice to Parent not later than the Repurchase Date stating whether the Company or any subsidiary will exercise its purchase rights pursuant to Section 5(a) or Section 5(b) above. If such notice states that the Company and its subsidiaries will not exercise their purchase rights for all or a portion of the Invested Shares or Option Shares then subject thereto, Parent shall have the right to purchase such Invested Shares or Option Shares not purchased by the Company or its subsidiaries on the same terms and conditions as the Company and its subsidiaries until the 30lh day following the receipt of such notice.

(e) Closing. The Company shall exercise its repurchase right pursuant to Section 5(a) or Section 5(b) and Parent shall exercise its repurchase right pursuant to Section 5(d) by delivering to the applicable Management Stockholder(s) a written notice specifying its intent to purchase Invested Shares or Option Shares held by the Management Stockholder(s) (the “Call Notice”), the date as of which such right is to be exercised and the number of Invested Shares or Option Shares to be purchased. A Management Stockholder shall exercise its Termination Put Request pursuant to Section 5(c) by delivering to the Company a written notice (the “Put Notice”) specifying the number of Company Shares to be purchased. The purchase and sale pursuant to this Section 5(e) shall occur on such date as the Company (or its designated assignee) or Parent shall specify, which date shall not be later than thirty (30) days after the date of the Call Notice or the Put Notice, as applicable. The Company, one of its subsidiaries, or Parent, as applicable, will pay for the Company Shares purchased by them pursuant to this Section 5 by delivery of a check or wire transfer of funds, in exchange for the delivery by the Management Stockholder(s) of the certificates representing such Company Shares, duly endorsed for transfer to the Company, such subsidiary or Parent, as applicable; provided, however, that in the event the Company reasonably determines that such payment will result in the violation of the terms or provisions of, or result in a default or event of default under, any guarantee, financing or security agreement or document entered into by the Company or any of its Affiliates and in effect on such date, the Company shall fund any amount not so permitted to be paid in cash with a Buy-Out Note, and provided further that the Company shall use commercially reasonable efforts to obtain a waiver of any such violation, default or event of default. The Company shall have the right to record such purchase on its books and records without the consent of the Management Stockholder. The determination date for purposes of determining the Fair Market Value under this Section 5 shall be the date of the applicable Put Notice or Call Notice.

(f) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation, or may permit a Management Stockholder to elect to pay the Company any such required withholding taxes. If such Management Stockholder so elects, the payment by such Management Stockholder of such taxes shall be a condition to the receipt of amounts payable to such Management Stockholder under this Agreement. The Company shall, to the extent permitted or required by law, have the right to deduct any such taxes from any payment otherwise due to such Management Stockholder.

Section 6. Notices. In the event a notice or other document is required to be sent hereunder to the Company or to any Stockholder or the spouse or legal representative of a Stockholder, such notice or other document, if sent by mail, shall be sent by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex I hereto. Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. The Company, any Stockholder or any spouse or legal representative of a Stockholder may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth on Annex I shall be effective for all purposes.

Section 7. Miscellaneous Provisions.

(a) Each Management Stockholder that is an entity that was formed for the sole purpose of acquiring Company Shares or that has no substantial assets other than the Company Shares or interests in Company Shares agrees that (i) certificates of shares of its common stock or other instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the Transfer of Company Shares as if such common stock or other equity interests were Company Shares and (ii) no such shares of common stock or other equity interests may be Transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such shares or equity interests were Company Shares.

(b) No Management Stockholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities of the Company on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or Transfer of any Securities of the Company in a manner inconsistent with this Agreement.

(c) THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

(d) This Agreement (including the rights and obligations of each party hereto) shall be binding upon the Company, Parent, Caesars, the Management Stockholders, any spouses of the Management Stockholders, and their respective heirs, executors, administrators and permitted successors and assigns.

(e) This Agreement may be amended or waived from time to time by an instrument in writing signed by the Company, Parent and Caesars; provided, however, that the consent of the Management Representative (as defined below) shall be required for (i) any amendment or waiver (except as set forth below) that, in any material respect, discriminates against or could reasonably be expected to have an adverse effect on the rights of Management Stockholders under this Agreement or (ii) any amendment or waiver to this sentence. By signing this Agreement, each Management Stockholder irrevocably authorizes and appoints the Management Representative as his or her sole and exclusive agent, attorney-in-fact and representative for the approval of Amendments described in the first sentence of this Section 7(e) and for determination of the proportion or exchange ratio, as applicable, for purposes of Section 2(c)(iii), Section 2(d)(i) and Section 2(i), as applicable, and agrees that the Management Representative shall not be personally liable for any act he may do or omit to do hereunder as Management Representative while acting in good faith and in the exercise of his own good judgment (and any act done or omitted by him pursuant to the advice of his own attorneys shall be conclusive evidence of such good faith). The consent of the Management Stockholders representing the Required Voting Percentage shall be required for any amendment or waiver to Section 5 that adversely affects the rights of Management Stockholders under Section 5 in any material respect. Notwithstanding the foregoing, if the Company issues a new class of capital stock, the Company may in good faith amend the terms of this Agreement to reflect such issuance and apply the terms of this Agreement to such new class of capital stock. “Management Representative” shall initially mean Mitch Garber; provided, however, that the Management Stockholders may replace the Management Representative by the consent of Management Stockholders representing the Required Voting Percentage so long as notice of such replacement is provided in accordance with Section 6.

(f) This Agreement shall terminate automatically upon the dissolution of the Company (unless the Company continues to exist after such dissolution as a limited liability company or in another form, whether incorporated in Delaware or another jurisdiction); provided, however, that if Registrable Securities have been registered pursuant to Section 4 prior to such termination, Section 4(g) shall survive such termination. In addition, upon the occurrence of a Qualified Public Offering of the Company, the provisions of Sections 2, 3 and 5 hereof shall terminate; provided, however, that Section 3 shall survive to the extent necessary to comply with applicable securities laws.

(g) Any Stockholder who Transfers of all of his, her or its Company Shares in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder other than rights to indemnification under Section 4(g), if applicable.

(h) The spouses of the individual Management Stockholders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Company Shares or other Company securities they may now or hereafter own, and agree that the termination of their marital relationship with any Management Stockholder for any reason shall not have the effect of removing any Company Shares or other securities of the Company otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, each individual Management Stockholder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement, or an Adoption Agreement substantially in the form of Exhibit A or in a form satisfactory to the Company.

(i) Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(j) This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Stockholder to execute this Agreement does not make it invalid as against any other Stockholder.

(k) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(l) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(m) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware State Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submits to the jurisdiction of such courts for himself or herself and in respect of his or her property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(n) No course of dealing between the Company, or its subsidiaries, and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(o) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO

APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(p) Except as otherwise expressly provided herein (or in any other agreement expressly contemplated herein, as applicable), this Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(q) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(r) If, and as often as, there are any changes in the Company Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Company Shares as so changed.

(s) No director of the Company shall be personally liable to the Company or any Stockholder as a result of any acts or omissions taken under this Agreement in good faith.

(t) In the event additional Company Shares are issued by the Company to a Stockholder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares or Company Shares, such additional Company Shares, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

(u) Neither the ownership of Company Shares or grant of Options nor any provision contained in this Agreement shall entitle the Management Stockholder to obtain employment with or remain in the employment of the Company or any of its subsidiaries or Affiliates or affect any right the Company or any subsidiary or Affiliate of the Company may have to terminate the Management Stockholder’s employment, pursuant to an applicable employment agreement or otherwise for any reason. This Agreement is subject and without prejudice to the Management Equity Incentive Plan or any employment agreement, consulting arrangement or other contractual arrangement binding on a Management Stockholder.

*  *  *  *  *

This Agreement is executed by the Company, Parent, Caesars and by each Management Stockholder and spouse of each Management Stockholder to be effective as of the date first above written.

CAESARS INTERACTIVE ENTERTAINMENT, INC.

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President and Treasurer

HIE HOLDINGS, INC.

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President and Treasurer

CAESARS ENTERTAINMENT CORPORATION

By:	/s/ Jonathan S. Halkyard
	Name:	Jonathan S. Halkyard
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to WSOP Management Investor Rights Agreement]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Caesars Entertainment Corporation Amended and Restated Management Investor Rights Agreement dated as of [            ], 2010, a copy of which is attached hereto (the “Management Investor Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring or receiving certain Company Shares of Caesars Entertainment Corporation (formerly known as Harrah’s Interactive Entertainment, Inc.), a Delaware corporation (the “Company”), subject to the terms and conditions of the Management Investor Rights Agreement, among the Company and the Stockholders party thereto. Capitalized terms used herein without definition are defined in the Management Investor Rights Agreement and are used herein with the same meanings set forth therein.

2.	Agreement. Transferee (i) agrees that the Company Shares acquired or received by Transferee, and certain other Company Shares that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Management Investor Rights Agreement, pursuant to the terms thereof, (ii) hereby adopts the Management Investor Rights Agreement with the same force and effect as if he were originally a party thereto, and (iii) hereby agrees that Transferee shall be deemed a “Management Stockholder” or “Stockholder”, as applicable, for purposes of the Management Investor Rights Agreement.

3.	Notice. Any notice required as permitted by the Management Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.

Law. THIS ADOPTION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS ADOPTION, EVEN IF UNDER

SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

5.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the Company Shares and other securities referred to above and in the Management Investor Rights Agreement, to the terms of the Management Investor Rights Agreement.

Name of Transferee	Name of Spouse

Signature	Signature

Date	Date

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ANNEX I

If to the Company, to:

Caesars Interactive Entertainment, Inc.
One Caesars Palace Drive
Las Vegas, NV 89109
Attn:	General Counsel
Facsimile:	(702) 494-4323

with a copy to:

Caesars Entertainment Corporation
One Caesars Palace Drive
Las Vegas, NV 89109
Attention:	General Counsel
Facsimile:	(702) 494-4323

with a copy to:

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
Attention:	Douglas Ryder, Esq.
Facsimile:	(212) 326-2061

If to Parent, to:

HIE Holdings, Inc.
One Caesars Palace Drive
Las Vegas, NV 89109
Attention:	General Counsel
Facsimile:	(702) 494-4323

with a copy to:

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
Attention:	Douglas Ryder, Esq.
Facsimile:	(212) 326-2061

If to Caesars, to:

Caesars Entertainment Corporation
One Caesars Palace Drive
Las Vegas, NV 89109
Attention:	General Counsel
Facsimile:	(702) 494-4323

with a copy to:

O’Melveny & Myers LLP
Times Square Tower
7 Times Square
New York, NY 10036
Attention:	Douglas Ryder, Esq.
Facsimile:	(212) 326-2061

If to a Management Stockholder, to the address set forth with respect to such Management Stockholder in the Company’s records.

2